UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 28, 2021

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 28, 2021, the Board of Directors of Yield10 Bioscience, Inc. (the “Corporation”) approved an amendment (the “Amendment”) to the Corporation’s Amended and Restated By-laws (the “By-laws”), effective as of such date, to include a forum selection provision for the adjudication of certain disputes. The provision, as set forth in Article VI of the By-laws, provides that, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The provision also sets forth additional claims or causes of action that will be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.

The description of the Amendment set forth above is qualified in its entirety by reference to the full and complete Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated By-laws of the Registrant.
104	Cover Page Interactive Data File (embedded within the iXBRL (Inline eXtensible Business Reporting Language document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: September 29, 2021	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer